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                                                                     EXHIBIT 3.1

                                  SCHEDULE "A"

                   As altered by Directors' Resolutions dated
                                 25th July, 1997


                                  "COMPANY ACT"


                                     ALTERED

                                   MEMORANDUM

                                       OF

                      STRESSGEN BIOTECHNOLOGIES CORPORATION


1.       The name of the Company is STRESSGEN BIOTECHNOLOGIES CORPORATION

2. The authorized capital of the Company consists of 125,000,000 shares divided into:

         (a) 100,000,000 Common shares without par value;

         (b) 25,000,000 Preference shares without par value, of which 300,000 shares are designated as Series 1 Non-Voting [^] Convertible [^] Redeemable Preference shares.

3. There are attached to the shares the special rights and restrictions set forth in the Articles of the Company.


                                       1.